Exhibit 32.2
CERTIFICATION
The undersigned hereby certifies that (i) the Form 10-Q filed by First Citizens BancShares, Inc. (the “Issuer”) for the period ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.
May 10, 2012

/s/ Kenneth A. Black
Kenneth A. Black
Chief Financial Officer